Exhibit 1 HARLEM PARK PARTNERS, INC. REGULATION A+ DEBT OFFERING SUBSCRIPTION AGREEMENT TO BE FILLED OUT BY SUBSCRIBER: Full Name Address Home Telephone Business Telephone Fax Number Email Address Ladies and Gentlemen: The undersigned hereby tenders this subscription and applies for the purchase of Notes as fully set forth and described in the Regulation A+ Offering Circular dated , 2025, of HARLEM PARK PARTNERS, INC. (the HARLEM PARK PARTNERS, INC. or Company ), a Delaware C-Harlem Park Partners, Inc., upon the terms and conditions set forth below. The Notes will sometimes be referred to herein as the Securities. Payment in the amount of a minimum $9.00 micro-payment for a Total Amount $ due for such Notes in 12-months. The Notes will be held in book-entry digital format at Carta.com by Harlem Park Partners, Inc. The undersigned understands that the HARLEM PARK PARTNERS, INC. may reject any subscription for Notes for any reason (regardless of whether any check relating to such subscription is deposited in a bank or trust account), and that the HARLEM PARK PARTNERS, INC. will promptly return the funds delivered herewith, without interest thereon, in the event this subscription is rejected, without deduction for expenses. By execution below, the undersigned acknowledges that the HARLEM PARK PARTNERS, INC. is relying upon the accuracy and completeness of the representations contained herein in complying with our obligations under applicable securities laws. 1. The undersigned acknowledges and represents as follows: a. The undersigned has received and carefully reviewed, and is familiar with, the Offering Circular dated as aforesaid and all material incorporated by reference therein or delivered therewith, if any (the Offering Circular ). In evaluating the suitability of an investment in the Securities, the undersigned has not relied upon any representations or other information (whether oral or written) from Management of the Company, its officers, directors, or employees or from the HARLEM PARK PARTNERS, INC. other than as set forth in the Offering Circular. b. The undersigned has such knowledge and experience in financial and business matters that he/she/it can evaluate the merits and risks of the prospective purchase of the Securities. c. The undersigned has obtained, to the extent he/she/it deems necessary, his/her own personal professional advice with respect to the risks inherent in the investment in the Securities, and the suitability of the investment in the Securities considering his/her/its financial condition and investment needs. d. The undersigned believes that the investment in the Securities is suitable for him/her based upon his/her/its investment objectives and financial needs, and the undersigned has adequate means of providing for his/her/its current financial needs and personal contingencies and has no need for liquidity of investment with respect to the Securities. e. The undersigned has verified information included in the Offering Circular and obtained any of the documents described in the Offering Circular so desired. f. The undersigned recognizes that the HARLEM PARK PARTNERS, INC. has a limited operating history, and that the Securities as an investment involve a high degree of risk including, but not limited to, the risk of economic losses from operations of the Company and the risks described under the heading Risk Factors in the Offering Circular. g. The undersigned realizes that (i) the purchase of the Securities should be considered by him/her to be a long-term investment, (ii) the purchaser of the Securities must bear the economic risk of investment for an indefinite period of time because although the Securities have been registered under applicable securities laws pursuant to Regulation A+ of the SEC, there is no guarantee that a public secondary market for the Securities will develop. The undersigned understands that he/she/it may not be able to liquidate his/her/its investment in the Securities in the event of an emergency or pledge any of the Securities as collateral security for loans. h. The undersigned acknowledges that he/she/it understands the risk that insufficient capital will be raised in this offering or in any other attempt to raise financing to fund the project contemplated hereby, if any, to assist in accomplishing the HARLEM PARK PARTNERS, INC. s goals and projections (if any); and that there is absolutely no assurance that (a) the Company will complete this offering of its Notes (b) the Company will be able to secure adequate funding from some other source to complete its projects/business plan ; or (c) that HARLEM PARK PARTNERS, INC. will be able to operate profitably. Further, the undersigned acknowledges that if the HARLEM PARK PARTNERS, INC. is unable to successfully conclude this offering, or obtain other financing, the Company (and, therefore, the undersigned) would suffer a substantial loss which may result in the HARLEM PARK PARTNERS, INC. not being able to develop and market the HARLEM PARK PARTNERS, INC. s products. 2. The undersigned represents and warrants that he/she is a bona fide resident of, and is domiciled in, the State or Country of , and that the Securities are being purchased by him/her/it in his/her/its name solely for his/her/its own beneficial interest and not as nominee for any other person, trust, or organization. 3. The undersigned is informed of the significance to the HARLEM PARK PARTNERS, INC. of the foregoing representations, and such representations are made with the intention that the HARLEM PARK PARTNERS, INC. will rely on the same. The undersigned shall indemnify and hold harmless the HARLEM PARK PARTNERS, INC. s officers, directors, and agents and the HARLEM PARK PARTNERS, INC. itself against any losses, claims, damages, or liabilities to which they, or any of them, may become subject insofar as such losses, claim, damages, or liabilities (or actions in respect thereof) arise from any misrepresentation or misstatement of facts or omission to represent or state facts made by the undersigned to the HARLEM PARK PARTNERS, INC. 4. The undersigned, if other than an individual, makes the following additional representations and warranties: a. The undersigned was not organized for the specific purpose of acquiring the securities. b. This Subscription Agreement has been duly authorized by all necessary action on the part of the undersigned, has been duly executed by the authorized officer or representative of the undersigned, and is a legal, valid, and binding obligation of the undersigned enforceable in accordance with its terms. 5. Manner in Which Title to the Securities is to be Held. It is understood the Securities will be held in book-entry form at Carta.com The HARLEM PARK PARTNERS, INC. will not have or make a record of how title is otherwise to be held (such as individual ownership, joint tenancy or tenants in common ). 6. The undersigned, if executing this Subscription Agreement in a representative or fiduciary capacity, (ii) represents that he or she has full power and authority to execute and deliver this Subscription Agreement on behalf of the subscribing individual, partnership, trust, estate, Harlem Park Partners, Inc., or other entity for whom the undersigned is executing this Subscription Agreement, and such individual, partnership, trust, estate, Harlem Park Partners, Inc., or other entity has full right and power to perform pursuant to such Subscription Agreement and become a shareholder of the Company and (ii) acknowledges that the representations and warranties contained herein shall be deemed to have been made on behalf of the person or persons for whom the undersigned is so purchasing. SIGNATURE PAGE FOR INDIVIDUALS: Dated: , 2025 Signature Signature (All record holders must sign) Name(s) Typed or Printed Name(s) Typed or Printed Address to Which Correspondence Should be directed Street or P.O. Box City, State or Zip Code Social Security Number Social Security Number Telephone Number WHEN COMPLETED AND SIGNED THIS SUBSCRIPTION AGREEMENT SHOULD BE DELIVERED AS INSTRUCTED BY THE COMPANY. ACCEPTED: HARLEM PARK PARTNERS, INC. By Date President SIGNATURE PAGE FOR ENTITIES: Dated: , 2025 Name of Entity *Signature with Title Name(s) Typed or Printed Address to Which Correspondence Should be directed Street or P.O. Box City, State and Zip Code Tax Identification Number Telephone Number WHEN COMPLETED AND SIGNED THIS SUBSCRIPTION AGREEMENT SHOULD BE DELIVERED AS INSTRUCTED BY THE COMPANY. ACCEPTED: HARLEM PARK PARTNERS, INC. By Date President